SUB-ITEM 77Q1
(a)  Amendment to Schedule A dated as of October 7, 2008 to
Agreement and
Declaration of Trust of CRM Mutual Fund Trust
AMENDMENT
TO
SCHEDULE A
DATED AS OF October 7, 2008
TO
AGREEMENT AND DECLARATION OF TRUST
OF
CRM MUTUAL FUND TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES
Portfolio
Class of Shares
CRM Small Cap Value Fund
Investor Shares
Institutional Shares

CRM Small/Mid Cap Value Fund
Investor Shares
Institutional Shares

CRM Mid Cap Value Fund
Investor Shares
Institutional Shares

CRM Large Cap Opportunity Fund
Investor Shares
Institutional Shares
Advisor Shares

CRM All Cap Value Fund
Investor Shares
Institutional Shares
Advisor Shares

CRM 130/30 Value Fund
Investor Shares
Institutional Shares

CRM Global Opportunity Fund
Investor Shares
Institutional Shares

CRM International Opportunity
Fund
Investor Shares
Institutional Shares